SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Matrix Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MATRIX BANCORP, INC.

700 17th Street, Suite 2100

Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2004

TO THE SHAREHOLDERS OF MATRIX BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of Matrix Bancorp, Inc., a Colorado corporation (the “Company”), will be held at the Company’s executive offices at 700 17th Street, Suite 2100, Denver, Colorado 80202 on the 14th day of May, 2004 at 10:00 a.m. (local time) for the following purposes:

1. To elect two (2) directors to hold office until the 2007 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

2. To ratify the Board of Directors’ appointment of KPMG LLP as the independent auditors for the Company for the 2004 fiscal year; and

3. To transact any and all other business as may properly be brought before the meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on April 1, 2004 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten (10) days prior to the Annual Meeting.

You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for under the heading “Solicitation and Revocability of Proxies” on the initial page of the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

T. Allen McConnell, Secretary

Denver, Colorado

April 15, 2004

MATRIX BANCORP, INC.

700 17th Street, Suite 2100

Denver, Colorado 80202

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2004

SOLICITATION AND REVOCABILITY OF PROXIES

The accompanying proxy is solicited by the Board of Directors on behalf of Matrix Bancorp, Inc., a Colorado corporation (the “Company”), to be voted at the 2004 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on May 14, 2004, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of the director nominees named herein pursuant to Proposal 1, in favor of Proposal 2 set forth in the Notice and the persons named in the proxy will use their discretion with respect to any matters referred to in Proposal 3.

The executive offices of the Company are located at, and the mailing address of the Company is, 700 17th Street, Suite 2100, Denver, Colorado 80202.

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

This proxy statement (the “Proxy Statement”) and accompanying form of proxy are being mailed on or about April 15, 2004. The Company’s Annual Report to Shareholders for 2003 is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

Any shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting, by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to T. Allen McConnell, Secretary, Matrix Bancorp, Inc., 700 17th Street, Suite 2100, Denver, Colorado 80202; no such revocation shall be effective, however, unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will, in connection with shares of voting Common Stock, par value $0.0001 per share (the “Common Stock”), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

The cost of preparing, printing, assembling and mailing the Annual Report, the Notice, this Proxy Statement and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of the Common Stock, and other costs of solicitation, will be borne by the Company.

QUORUM AND VOTING

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 1, 2004 (the “Record Date”). On the Record Date, there were 6,518,981 shares of Common Stock issued and outstanding.

Each holder of Common Stock shall be entitled to one vote for each share of Common Stock on all matters to be acted upon at the meeting. Neither the Company’s Amended and Restated Articles of Incorporation, as amended, nor its Bylaws, as amended, allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the Annual Meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of directors pursuant to Proposal 1.

An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions will be included in vote totals and, as such, will have no effect on the proposal other than reducing the number of votes a candidate receives. Broker non-votes (i.e. the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in vote totals and, as such, will have no effect on any proposal.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock; (ii) each of the Company’s directors and advisory directors; (iii) each person named in the Summary Compensation Table in the section below entitled “Compensation of Executive Officers”; and (iv) all directors, advisory directors and executive officers of the Company as a group. Unless otherwise indicated, the information in the table is given as of the Record Date and the address of each person listed in the following table is 700 17th Street, Suite 2100, Denver, Colorado 80202.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number		Percent Of Class(2)

Guy A. Gibson	1,149,875		17.64%

Richard V. Schmitz	1,151,375		17.66%

D. Mark Spencer	1,147,876		17.61%

David W. Kloos	213,443	(3)	3.24%

T. Allen McConnell	54,080	(4)	*

Robert T. Slezak	11,800	(5)	*

Lester Ravitz	10,000	(6)	*

David A. Frank	20,500	(7)	*

James H. Bullock	2,500	(8)	*

Peter G. Weinstock	10,500	(9)	*

Financial Stocks, Inc 507 Carew Tower 441 Vine Street Cincinnati, Ohio 45202	401,346	(10)	6.51%

FleetBoston Financial Corporation 100 Federal Street Boston, MA 02110	691,488	(11)	10.61%

Stephen G. Skiba 34300 Fox Ridge Drive Evergreen, CO 80439	0	(12)	*

All directors, advisory directors and executive officers as a group (10 persons)	3,771,949	(13)	56.52%

*	Indicates ownership of less than 1% of the Company’s Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.
(2)

Percentages are based on 6,518,981 shares of Common Stock issued and outstanding on the Record Date, except for percentages of those parties that are based on presently exercisable options as indicated in the following footnotes. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares underlying those options presently held or purchasable within the next 60 days are outstanding for the purpose of computing percentage ownership of that individual but not for the purpose of computing percentage ownership of any other person or group shown in the table.

(3)	Includes 149,443 shares of Common Stock and 64,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.
(4)	Includes 9,580 shares of Common Stock and 44,500 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.
(5)	Includes 1,800 shares of Common Stock and 10,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.
(6)	Consists of 10,000 shares of Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(7)	Includes 5,000 shares of Common Stock and 15,500 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.
(8)	Consists of 2,500 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.
(9)	Includes 2,500 shares of Common Stock and 8,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.
(10)	Based on Schedule 13D/A filed with the Securities and Exchange Commission on March 31, 1998. This Schedule 13D/A discloses that Financial Stocks, Inc. has sole power to vote or direct that vote of 401,346 shares and sole power to dispose of or direct the disposition of 401,346 shares.
(11)	Based on Schedule 13G/A filed with the Securities and Exchange Commission for the year ended December 31, 2003 by FleetBoston Financial Corporation on February 13, 2004. The form discloses that FleetBoston Financial Corporation has sole power to vote or direct the vote of 447,088 shares of the 691,488 shares it beneficially owns and sole power to dispose or direct the disposition of the total 691,488 shares.
(12)	Based on the Company’s understanding of Mr. Skiba’s ownership.
(13)	Includes an aggregate of 154,500 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

ELECTION OF DIRECTORS

(Proposal 1)

General

Matrix Bancorp, Inc. (“Matrix Bancorp”) is a unitary thrift holding company that operates principally through the following operating subsidiaries: Matrix Bancorp Trading, Inc., formerly known as Matrix Capital Markets, Inc. (“Matrix Bancorp Trading”), Matrix Financial Services Corporation (“Matrix Financial”), Matrix Capital Bank (“Matrix Bank”), Matrix Asset Management Corporation (“MAM”), Sterling Trust Company (“Sterling”), First Matrix Investment Services Corp. (“First Matrix”) and ABS School Services, L.L.C. (“ABS”).

The Bylaws, as amended, of the Company provide that the number of directors that shall constitute the whole board shall be as fixed from time to time by the Board of Directors. By resolution of the Board of Directors, the number of directors comprising the Board of Directors has been set at six (6), effective as of the date of the Annual Meeting.

The Board of Directors is divided into three classes. Directors for each class are elected at the annual meeting held in the year in which the term for such class expires and serve thereafter for three years or until their successors are elected and qualified. All advisory directors serve at the pleasure of the Board of Directors. Subject to any applicable employment agreement provisions, all officers are appointed by, and serve at the discretion of, the Board of Directors of the Company.

Nominees and Continuing Directors

Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in the proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until the 2007 Annual Meeting of Shareholders or until their respective successors shall have been duly elected and shall have qualified. While it is not expected that any of the nominees will be unable to accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for substitute nominees selected by the Board of Directors of the Company.

Information regarding each nominee, each of the continuing directors of the Company and each advisory director of the Company is set forth in the table and text below:

Name	Age	Present Office(s) Held at Matrix Bancorp, Inc.	Director’s Term Expires

Nominees:
D. Mark Spencer	44	President and Co-Chief Executive Officer	2007
David A. Frank (1)(2)(3)	56	Director	2007

Continuing Directors:
Richard V. Schmitz	41	Chairman of the Board and Co-Chief Executive Officer	2005
James H. Bullock (1)(2)(3)	67	Director	2005
Lester Ravitz (1)(2)(3)	66	Director	2006
Robert T. Slezak (1)(2)(3)	46	Director	2006

Advisory Director:
Peter G. Weinstock	43	Advisory Director	—

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating/Governance Committee.

Richard V. Schmitz, age 41, has served as Chairman of the Board of Matrix Bancorp since February 1996. In June 2002, he was elected Co-Chief Executive Officer of Matrix Bancorp. Mr. Schmitz also currently serves as the President and Chief Executive Officer of Matrix Bancorp Trading. He has been a director of Matrix Bancorp since June 1993.

D. Mark Spencer, age 44, has served as Chairman of the Board of Matrix Capital Bank since October 1993. In July 2003, he was elected President and Chief Executive Officer of Matrix Capital Bank. In June 2002, he was elected President and Co-Chief Executive Officer of Matrix Bancorp. Mr. Spencer previously served as Vice Chairman of the Company from June 1993 through May 2002. He has been a director of Matrix Bancorp since June 1993.

David A. Frank, age 56, was elected director of Matrix Bancorp in September 1996. Mr. Frank is a private investor and a consultant for financial services companies. He has served on the Audit Committee and Compensation Committee of Matrix Bancorp since October 1996, as well as serving on the Governance/Nominating Committee since its formation in December 2002. He was President, Chief Executive Officer and founder of America’s Mortgage Source, an originator of residential mortgage loans, from 1995 to 1998.

Robert T. Slezak, age 46, has served as a director of Matrix Bancorp since June 2001. Mr. Slezak has served on the Audit Committee and the Compensation Committee of Matrix Bancorp since June 2001, as well as serving on the Governance/Nominating Committee since its formation December 2002. He currently is an independent management consultant. He held the position of Chief Financial Officer for Ameritrade Holding Corporation, a

provider of securities brokerage services, from October 1989 to November 1999. Mr. Slezak serves as a member of the board of directors of the following two public companies: Interland, Inc. (Nasdaq: INLD) and Bam! Entertainment (Nasdaq: BFUN).

Lester Ravitz, age 66, has served as a director of Matrix Bancorp since June 2001. Mr. Ravitz has served on the Audit Committee and the Compensation Committee of Matrix Bancorp since June 2001, as well as serving on the Governance/Nominating Committee since its formation in December 2002. He currently is an independent consultant and previously served, from 1997 to 2000, as Chief Operations Officer for First Clearing Corporation and as Chief Operating Officer from 1994 to 1997 for First Union Brokerage Services. First Clearing Corporation provides brokerage clearing services and is a subsidiary of Wachovia Corporation, formerly known as First Union Corporation (NYSE: WB).

James H. Bullock, age 67, has served as a director of Matrix Bancorp since June 2003. Dr. Bullock has served on the Audit Committee, Compensation Committee and the Governance/Nominating Committee since June 2003. Dr. Bullock has served as a director of Matrix Capital Bank for more than five years. Dr. Bullock, Professor and Department Head Emeritus, New Mexico State University, taught graduate and undergraduate financial and managerial accounting courses for three different universities over a span of 27 years. He was Professor and Academic Department Head, Accounting and Business Computer Systems, New Mexico State University from 1980 until his retirement from academia in 1996. He is a member of the American Institute of Certified Public Accountants, the Institute of Management Accountants, and the American Accounting Association.

Peter G. Weinstock, age 43, has served as an advisory director to Matrix Bancorp since September 1996. In his capacity as advisory director, Mr. Weinstock is invited to attend meetings of the Board of Directors and to participate in its discussions. However, Mr. Weinstock is not entitled to vote in matters submitted for approval and is not involved in the administration or management of the Company. Mr. Weinstock is an attorney and a member of the law firm of Jenkens & Gilchrist, a Professional Corporation, in Dallas, Texas, where he has been employed for more than five years. Jenkens & Gilchrist from time to time serves as outside counsel to the Company.

The Board of Directors does not contemplate that any of the nominees for director will refuse or be unable to accept election as a director of the Company or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

Executive Officers

The following sets forth the name, age, current position with the Company and the principal occupation during the last five years of each executive officer of the Company. Information with respect to Messrs. Schmitz and Spencer is set forth above under the caption “—Nominees and Continuing Directors.”

David W. Kloos, age 42, has served as Chief Financial Officer of Matrix Bancorp since its formation in June 1993. He was a director of Matrix Bancorp from June 1993 until February 2003.

T. Allen McConnell, age 37, joined the Company in October 1997 as Senior Vice President, Secretary and General Counsel. From September 1992 to October 1997, Mr. McConnell was an attorney with Jenkens & Gilchrist, a Professional Corporation, in Dallas, Texas, where his practice focused on corporate finance and mergers and acquisitions.

Board Structure and Committee Composition

General. The Board of Directors consists of a majority of independent directors as such term is defined in the Nasdaq Stock Market Marketplace rules. The Board of Directors has determined that Mr. Slezak, Mr. Ravitz,

Mr. Frank and Dr. Bullock are independent. The Board of Directors held six regular meetings and three special meetings and took action by unanimous written consent twice during 2003. During 2003, each director attended at least 75% of the meetings of the Board of Directors and committees on which he served. The Board of Directors does not have a formal policy with regard to director attendance at the Company’s annual meeting. At the 2003 annual meeting, two of the directors were present.

The Board of Directors currently has three standing committees: the Compensation Committee, the Nominating/Governance Committee and the Audit Committee. The Compensation Committee, the Audit Committee and the Nominating/Governance Committee are each comprised of Mr. Frank, Mr. Ravitz, Mr. Slezak and Dr. Bullock, each of whom is considered independent as such term is defined in the Nasdaq Stock Market Marketplace rules.

Compensation Committee. The Compensation Committee is responsible for recommending to the Board of Directors the Company’s executive compensation policies for senior officers and administering the Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee held four regular meetings and took action by unanimous written consent once during 2003. The Compensation Committee has adopted a written charter, which is available on the Company’s website at www.matrixbancorp.com.

Nominating/Governance Committee and Shareholder Nomination of Directors. The Nominating/Governance Committee is responsible for identifying individuals qualified to become board members and recommending to the Board of Directors the director nominees for the next annual meeting of shareholders. The Nominating/Governance Committee also identifies best practices and is responsible for recommending to the Board of Directors corporate governance guidelines and reviewing the charters adopted by the committees of the board. A copy of the Nominating/Governance Committee charter may be found on the Company’s website at www.matrixbancorp.com. The Nominating/Governance Committee held four regular meetings in 2003.

The Nominating/Governance Committee does not currently have any formal minimum qualification requirements that must be met by a nominee for a position on the Board of Directors. In the fulfillment of their responsibilities to identify and recommend to the Board of Directors individuals qualified to become board members, the members of the Nominating/Governance Committee will take into account all factors they considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industries in which it operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the members of the Nominating/Governance Committee will first consider current board members because they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company.

The Nominating/Governance Committee will consider shareholder recommendations for candidates to serve on the Board of Directors. In order to provide the Nominating/Governance Committee time to evaluate candidates prior to submission to the shareholders for vote at a meeting, shareholders desiring to nominate persons for director should follow those instructions set forth in the Company’s Amended and Restated Articles of Incorporation, as amended. This includes, with respect to an election to be held at an annual meeting of shareholders, delivering or mailing written notice of a shareholder’s intention to make a nomination to the Secretary of the Company at its principal executive office not later than February 13, 2005. If directors are to be elected at a special meeting of shareholders, written notice of intention shall be delivered or mailed to the Secretary of the Company at its principal executive office not later than the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. In either case, the notice shall contain: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) pursuant to which the nomination(s) are to be made by the shareholder; (iv) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected.

Audit Committee. The Audit Committee is responsible for recommending independent auditors, reviewing the audit plan, the adequacy of internal controls, the audit report and management letter and performing such other duties as the Board of Directors may from time to time prescribe. The Board of Directors has reviewed the education, experience and other qualifications of each of the members of the Audit Committee. The Board of Directors has determined that the Company has at least one audit committee financial expert within the meaning of Securities and Exchange Commission regulations. Mr. Slezak, whom the Board of Directors has determined is independent under applicable Securities and Exchange Commission regulations, has been determined to be an audit committee financial expert. A copy of the Audit Committee charter is attached and may be found on the Company’s website at www.matrixbancorp.com. The Audit Committee held six meetings during 2003.

Director Compensation. The Company pays each nonemployee director of the Company a $3,750 quarterly retainer, a fee of $1,000 for each meeting of the Board of Directors of the Company that he attends and a fee of $250 for attendance at special meetings of the Board of Directors (whether attended in person or by telephone). The Company also reimburses each director for ordinary and necessary travel expenses related to such director’s attendance at Board of Directors’ and committee meetings. Nonemployee directors are also eligible for stock option grants under the Stock Option Plan and for participation in the Company’s medical and dental benefits plan.

The Company pays each advisory director of the Company a $3,750 quarterly retainer, a fee of $1,000 for each meeting of the Board of Directors of the Company that he attends and a fee of $250 for attendance at special meetings of the Board of Directors (whether attended in person or by telephone). The Company also reimburses each advisory director for ordinary and necessary travel expenses related to such advisory director’s attendance at Board of Directors’ meetings. Advisory directors are no longer eligible for stock option grants under the Stock Option Plan. Peter Weinstock, an advisory director, has assigned his outstanding options to Jenkens & Gilchrist, a Professional Corporation, the law firm with whom Mr. Weinstock is employed.

Shareholder Communication with the Board of Directors. The Board of Directors has adopted a process by which shareholders may communicate with members of the Board of Directors by mail addressed to an individual member of the board, to the full board, or to a particular committee of the board, at the following address: c/o Corporate Secretary, Matrix Bancorp, Inc., 700 17th Street, Suite 2100, Denver, Colorado 80202. Any such communication may also be sent via e-mail in care of the Corporate Secretary at his e-mail address: amcconnell@matrixbancorp.com. This information is also available on the Company’s website at www.matrixbancorp.com.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all directors and employees, including the company’s principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Ethics and Business Conduct may be found on the Company’s website at www.matrixbancorp.com.

The Company intends to post amendments to or waivers from its Code of Ethics and Business Conduct that apply to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions on its website at www.matrixbancorp.com.

Audit Committee Report

To the Board of Directors of Matrix Bancorp, Inc.:

The Audit Committee currently consists of four directors, all of whom are considered independent under the Nasdaq Stock Market Marketplace rules. We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003. We have discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, Communications with the Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have also reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independent Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

The Company paid KPMG LLP, the Company’s independent auditors for fiscal years 2002 and 2003, the following amounts for fiscal years 2002 and 2003:

	2003	2002
Audit Fees	$525,999	$484,000
Audit Related Fees(1)	11,000	10,000

Total Audit and Related Fees	536,999	494,000
Tax Fees(2)	86,225	121,800
All Other Fees	0	0

Total Fees	$623,224	$615,800

(1)	Audit related fees consisted principally of fees for audits of financial statements of the employee benefit plan.
(2)	Tax fees consisted of fees for tax compliance and tax consulting services.

The Audit Committee has pre-approved audit related and non-audit services not prohibited by law to be performed by the Company’s independent auditors and associated fees up to a maximum for any one non-audit service based on agreed upon hourly rates. The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve a service not included in the general pre-approval and any proposed services exceeding pre-approved cost levels or budgeted amounts, provided that the Chair shall report any decisions to pre-approve such audit related or non-audit services and fees to the full Audit Committee at its next regular meeting.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Effective March 12, 2004, the Board of Directors approved an Amended and Restated Audit Committee Charter pursuant to the requirements of the Securities and Exchange Commission and the Nasdaq Stock Market Marketplace Rules. The Amended and Restated Audit Committee Charter replaced the previous Audit Committee Charter that had been in place since May 2000. A copy of the Amended and Restated Audit Committee Charter is included as an appendix to this proxy statement; it is also available on the Company’s website at www.matrixbancorp.com.

The foregoing report is furnished by the Audit Committee and will not be incorporated into any other filing with the SEC that might incorporate this proxy statement unless the Company specifically incorporates this report.

AUDIT COMMITTEE

Robert T. Slezak–Chairman

David A. Frank

Lester Ravitz

James H. Bullock

Compensation of Executive Officers

The Summary Compensation Table below provides certain summary information concerning compensation paid or accrued during 2001, 2002 and 2003 by the Company to or on behalf of the Company’s Co-Chief Executive Officers and the other persons who met the criteria set forth in Item 402(a)(3) of Regulation S-K (the “Named Executive Officers”):

	Annual Compensation(1)							Long-Term Compensation
Name and Principal Positions	Year	Salary	Bonus		Other Annual Compensation			Options/ SARs		All Other Compensation
Richard V. Schmitz Chairman of the Board and Co-Chief Executive Officer (effective June 2002)	2003 2002 2001	$300,000 337,500 350,000		$75,000 — 61,250	$	— — —		— — —		$20,300 28,790 25,945	(2)(3) (2)(3)(6) (2)(3)(6)

D. Mark Spencer President and Co-Chief Executive Officer (effective June 2002)	2003 2002 2001	$300,000 337,500 350,000		$75,000 — 61,250	$	— — —		— — —		$19,000 41,853 33,375	(2)(3) (2)(3)(6) (2)(3)(6)

David W. Kloos Senior Vice President and Chief Financial Officer	2003 2002 2001	$245,000 267,500 275,000		$50,000 — 48,125	$	— — —		5,000 15,000 15,000	(5) (5) (5)	$25,100 19,125 22,600	(2)(3) (2)(3) (2)(3)

T. Allen McConnell Senior Vice President, Secretary and General Counsel	2003 2002 2001	$225,000 225,000 225,000		$10,000 — 39,375	$	— — —		2,500 10,000 15,000	(5) (5) (5)	$6,000 5,100 2,625	(3) (3) (3)

Stephen G. Skiba Former President and Chief Executive Officer of Matrix Capital Bank (through June 2003)	2003 2002 2001	$143,229 250,000 181,089	$	— — —		$250,000 — —	(4)	— 5,000 35,000	(5) (5)	$18,339 22,600 63,200	(2)(3)(4) (2)(3) (8)

Guy A. Gibson Former President and Chief Executive Officer (through May 2002)	2003 2002 2001	$0 149,872 350,000	$	— — 61,250		$500,000 250,000 —	(7) (7)	— — —		$21,000 28,150 37,025	(2) (2)(3)(6) (2)(3)(6)

(1)	Annual compensation does not include the cost to the Company of benefits certain executive officers receive in addition to salary and cash bonuses. The aggregate amounts of such personal benefits, however, did not exceed the lesser of either $50,000 or 10% of the total annual compensation of such executive officer. The bonus amount reflected for each of the named executive officers for each fiscal year was actually paid in the succeeding fiscal year.
(2)	Of this amount, the following represents directors fees paid by Matrix Bank for such person’s service on that entity’s board of directors. Mr. Gibson received $12,000 for 2001 and $6,200 for 2002. Mr. Schmitz received none for 2001, $6,200 for 2002 and $11,800 for 2003. Mr. Spencer received $12,000 for 2001, $12,000 for 2002 and $19,100 for 2003. Mr. Kloos received $12,000 for 2001, $12,000 for 2002 and $13,100 for 2003. Mr. Skiba received $12,000 for 2002. In addition, the Company paid Mr. Gibson $11,250 in 2002 and $21,000 in 2003 in director’s fees, and Sterling Trust paid Mr. Kloos $4,500 for 2001, $5,500 for 2002 and $6,000 for 2003, and Mr. Skiba $2,500 for 2001, $5,500 for 2002 and $3,000 for 2003 for director’s fees.
(3)	Of this amount, $2,625, $5,100 and $6,000 represents the Company’s contribution to each person’s account, other than Mr. Skiba’s, maintained under the 401(k) savings plan during 2001, 2002 and 2003, respectively. Matrix Bank contributed to Mr. Skiba’s 401(k) savings plan $5,100 in 2002 and $1,394 in 2003.
(4)	In July of 2003, Matrix Bank accepted the resignation of Stephen G. Skiba as President and Chief Executive Officer. Under terms of a severance agreement entered into with Mr. Skiba, Matrix Bank paid Mr. Skiba $250,000 in 2003. In addition, Mr. Skiba was reimbursed $5,705 for insurance payments under the agreement. With his resignation, Mr. Skiba exercised options creating compensation of $1,240.
(5)	Fifteen thousand options were granted in 2001 to both Mr. Kloos and Mr. McConnell at an exercise price of $8.6875. These options become exercisable ratably over five years, with the first 20% exercisable as of February 14, 2002. Mr. Skiba received 35,000 options in 2001 at an exercise price of $9.150. These options become exercisable ratably over five years, with the first 20% exercisable as of May 7, 2002. Fifteen thousand options were granted in 2002 to Mr. Kloos, 5,000 to Mr. Skiba and 10,000 to Mr. McConnell, all at an exercise price of $10.898. All options granted in 2002 become exercisable ratably over five years, with the first 20% exercisable as of February 8, 2003. Five thousand options were granted in 2000 to Mr. Kloos and 2,500 to Mr. McConnell, both at an exercise price of $9.2000. These options become exercisable ratably over five years, with the first 20% exercisable as of February 7, 2004.
(6)	Represents premium paid by the Company for life insurance policies owned by and payable to the family of each identified executive officer. Annual premiums paid in 2001 were $22,400 for Mr. Gibson, $23,320 for Mr. Schmitz, and $18,750 for Mr. Spencer and for 2002 were $5,600 for Mr. Gibson, $17,490 for Mr. Schmitz and $24,753 for Mr. Spencer.
(7)	In June of 2002, the Company accepted the resignation of Guy A. Gibson as the President and Chief Executive Officer of the Company. Mr. Gibson is providing ongoing consulting services to the Company through June 2004. Under the terms of a Consulting Agreement entered into with Mr. Gibson, the Company paid Mr. Gibson $500,000 in 2003 and $250,000 in 2002 for his consulting services.

(8)	Mr. Skiba was hired as President and Chief Executive Officer of Matrix Capital Bank on May 1, 2001. Of this amount, $35,700 represents relocation expenses paid by Matrix Bank to Mr. Skiba and $25,000 represents dues paid on behalf of Mr. Skiba.

Grants of Options

The following table sets forth details regarding stock options granted to the Named Executive Officers during 2003. In addition, there are shown the “option spreads” that would exist for the respective options granted based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name					5%	10%
Richard V. Schmitz	—	—	—	—	—	—
D. Mark Spencer	—	—	—	—	—	—
David W. Kloos(1)	5,000	22.22%	$9.200	2/7/13	$119,312	$59,656
T. Allen McConnell(1)	2,500	11.11%	$9.200	2/7/13	$74,929	$37,465
Guy A. Gibson	—	—	—	—	—	—
Stephen G. Skiba	—	—	—	—	—	—

(1)	Options were granted under the Stock Option Plan. The exercise price of each option is the fair market value of the Common Stock on the date of grant. Options vest in one-fifth increments over a five-year term. The options have a term of 10 years, unless they are exercised or expire upon certain circumstances set forth in the Stock Option Plan, including retirement, termination in the event of a change in control, death or disability.
(2)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company’s Common Stock, overall market conditions and the executive’s continued employment with the Company. The amounts represented in this table may not be achieved.

Exercises of Options

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 2003 and unexercised options held as of December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at FY-end: Exercisable/ Unexercisable	Value of Unexercised in-the-money options at FY-end: Exercisable/ Unexercisable(1)
Richard V. Schmitz	—	—	— /—	— /—
D. Mark Spencer	—	—	— /—	— /—
David W. Kloos	—	—	54,000/31,000	$8,625/$8,813
T. Allen McConnell	—	—	36,500/23,500	$7,313/$7,813
Guy A. Gibson	—	—	— /—	— /—
Stephen G. Skiba	1,000	$1,240	— /—	— /—

(1)	Values are stated based upon the closing price of $9.250 per share of the Common Stock on the NASDAQ National Market on December 31, 2003, the last trading day of the Company’s fiscal year.

Employment Agreements and Change-in-Control Arrangements

There are no currently effective employment agreements with any Named Executive Officer.

On October 28, 2003 the Company entered into change in control agreements with David W. Kloos, Chief Financial Officer, and T. Allen McConnell, Senior Vice President and General Counsel. These change in control agreements provide for the executive in question to be paid a percentage of his average annual compensation over the past two years in the event of a “change in control” of the Company. The specific percentage is 200% for Mr. Kloos and 150% for Mr. McConnell. A “change in control” will generally be deemed to occur under these agreements in the event that the Company enters into a transaction that would cause a distribution date under the Company’s Rights Plan of November 4, 2002, regardless of whether any provision of the rights plan is subsequently waived or amended to prevent the distribution date from occurring. The specified change in control payment will be paid to Mr. Kloos or Mr. McConnell, as the case may be, even in the event that the executive in question is no longer employed by Matrix Bancorp at the time of the change in control, unless his termination is due to voluntary resignation or termination for “cause” as defined in the agreement.

As described above, in connection with his resignation as President and Chief Executive Officer of Matrix Capital Bank, Mr. Skiba entered into a severance agreement with Matrix Capital Bank. This severance agreement calls for Matrix Capital Bank to pay Mr. Skiba an aggregate of $250,000, all of which was paid in 2003.

As described above, in connection with his resignation as President and Chief Executive Officer of the Company, Mr. Gibson entered into a consulting agreement with the Company. This consulting agreement calls for the Company to pay Mr. Gibson an aggregate of $1,000,000, $250,000 of which was paid in 2002, $500,000 of which was paid in 2003 and $250,000 of which has been paid in 2004. As part of the consulting agreement, Mr. Gibson has agreed to provide the Company with certain consulting services through June 2004 and has agreed not to engage in certain solicitation or competitive activities with respect to the Company, its subsidiaries and/or its employees also through June 2004.

Compensation Committee Report on Executive Compensation

The Board of Directors has established a Compensation Committee to, among other things, review and approve the compensation levels of executive officers of the Company, evaluate the performance of the executive officers and consider senior management succession issues and any related matters for the Company. The Compensation Committee is charged with reviewing with the Board of Directors in detail all aspects of the compensation for executive officers of the Company.

The philosophy of the Company’s compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include preserving a strong financial posture, increasing the assets of the Company, positioning the Company’s assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing shareholder value and ensuring the survival of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years, these conditions reflect a highly competitive market environment and rapidly changing regional, geographic and overall industry market conditions.

The Compensation Committee has adopted an annual incentive plan for its executive officers (the “Incentive Plan”). The Compensation Committee approved the final terms of the Incentive Plan during February 2001. The Incentive Plan was effective for the salaries and potential cash bonuses of the executive officers covered by the Incentive Plan for the year ending December 31, 2002 and for the calendar years thereafter.

The Incentive Plan allows the Compensation Committee to categorize the executive officers covered by the Incentive Plan into three distinct categories on an annual basis. Those categories generally include holding company principal officers in one category and presidents of the significant subsidiaries of the Company into one of two other categories, depending on the strategic goals set by the subsidiary in question.

The Incentive Plan provides for salary and cash bonus components. The Compensation Committee generally sets the salary component for each executive officer covered by the Incentive Plan at the beginning of each fiscal year and bases its decision upon a number of subjective factors. The Compensation Committee also sets the category of executive officer performance criteria and possible cash bonuses covered by the Incentive Plan at the beginning of each fiscal year. The category of executive officer is based upon the position held by the executive officer and other factors described in the previous paragraph. The levels of possible bonus are calculated based upon a specific percentage of the executive’s salary in comparison to the targeted performance criteria set for the year. In general, the performance criteria for determination of cash bonuses may include, depending on the executive in question, the return on equity, net income or actual versus budgeted pretax net income for the Company or a subsidiary of the Company. In 2003, based upon the significant changes to the Company’s business plan, including the sale of Matrix Financial’s wholesale origination platform, the Compensation Committee determined that for 2003, cash bonuses for executive officers of the Company would be paid at the discretion of the Compensation Committee as opposed to setting performance criteria under the Incentive Plan. The Compensation Committee has instructed management to present the Compensation Committee with a plan for 2004 that would re-implement a formula-based cash bonus plan (as part of the Incentive Plan) for the year ending December 31, 2004.

The Compensation Committee has determined that, in addition to the components of the Incentive Plan for the executive officers covered by the Incentive Plan, grants of stock options from time to time to certain executive officers should also be considered and made on a discretionary basis outside of the confines of the Incentive Plan.

The Compensation Committee met in February 2004 to consider compensation matters for the Company’s executive officers, which currently consists of Messrs. Spencer, Schmitz, Kloos and McConnell. The Compensation Committee reviewed the financial performance of the Company for 2003, as well as the accomplishment during 2003 by the Company of several of its strategic goals (including sale of the wholesale origination platform at Matrix Financial). The Compensation Committee also considered compensation analyses previously prepared internally relating to each of the executive officers and the fact that Messrs. Spencer, Schmitz and Kloos had each taken reductions in base salary in October 2002. Based on this information, the Compensation Committee determined to set the base salary for Messrs. Spencer and Schmitz at $500,000 per annum for 2004 and for Mr. Kloos at $325,000 per annum for 2004. The Committee also determined to leave Mr. McConnell’s base salary for 2004 unchanged. In addition, the Compensation Committee approved discretionary bonuses of $75,000 for each of Mr. Spencer and Mr. Schmitz, $50,000 for Mr. Kloos and $10,000 for Mr. McConnell. The Compensation Committee granted stock options exercisable for 5,000 and 2,500 shares to Mr. Kloos and Mr. McConnell, respectively. Neither Mr. Spencer nor Mr. Schmitz received stock option grants.

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the Chief Executive Officer and the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee will consider the net cost to the Company in making all compensation decisions.

COMPENSATION COMMITTEE

Lester Ravitz–Chairman

David A. Frank

Robert T. Slezak

James H. Bullock

Compensation Committee Interlocks and Insider Participation

There are no reportable compensation committee interlocks or insider participation matters.

Common Stock Performance Graph

The following performance graph compares the cumulative return of the Common Stock with that of the Broad Market (the NASDAQ Market Index) and a published industry index (SIC Code 6035-Savings Institutions, Federally-Chartered). Each index assumes $100 invested on January 1, 1998 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Peter G. Weinstock, the Company’s advisory director, is a member of the law firm of Jenkens & Gilchrist, a Professional Corporation, in Dallas, Texas. Jenkens & Gilchrist from time to time serves as outside counsel to the Company.

Legent Clearing Corp. (“Legent”), a company affiliated with Guy A. Gibson, who is as of the date of this proxy statement a director of Matrix Bancorp, maintains a depositary relationship with Matrix Capital Bank. The agreements governing the depositary relationship provide for Matrix Capital Bank to pay to or on behalf of Legent and its customer’s interest equal to the Federal Funds Targeted Rate, as adjusted from time to time, plus 0.5% (currently equal to 1.5%). During 2003, Matrix Capital Bank paid to or on behalf of Legent and its customers an aggregate of approximately $732,000 pursuant to this depositary relationship.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Shareholders”), to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and 10% Shareholders of the Company are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms so filed.

Based solely on review of copies of such forms received and written representation letters from executive officers and directors, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Shareholders were timely met.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT AUDITORS

(Proposal 2)

On March 12, 2004, the Board of Directors accepted the recommendation of the Company’s Audit Committee to renew its engagement with KPMG LLP, independent auditors, to be the principal independent auditors of the Company and to audit its consolidated financial statements for the fiscal year ending December 31, 2004.

Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

With the adoption of the Amended and Restated Audit Committee Charter on March 12, 2004, the Board of Directors has delegated to the Audit Committee the responsibility in the future for the selection of the Company’s independent auditors. Although shareholder ratification is not required for the selection of KPMG LLP, and although such ratification will not obligate the Company to continue the services of such firm, the Board of Directors is submitting the selection for ratification with a view towards soliciting the shareholders’ opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Audit Committee must then determine whether to appoint other auditors before the end of the current fiscal year, and in such case, shareholders’ opinions would be taken into consideration.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2004 FISCAL YEAR.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

For shareholder proposals to be considered for inclusion in the Proxy Statement for the 2005 Annual Meeting, they must be received by the Company no later than December 18, 2004. Any shareholder proposal that is not submitted for inclusion in the Company’s Proxy Statement but is instead sought to be presented at the 2004 Annual Meeting must be delivered to or mailed and received by the Secretary at the Company’s principal executive office not less than 20 days and no more than 50 days prior to the meeting. In the event that less than

30 days notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure made. A shareholder’s proposal must be written and for each matter the shareholder proposes to bring before the annual meeting, include the following information: (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (iii) the number of shares of common stock of the Company which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. The Company’s proxies will vote the shares represented by the proxies held by them in accordance with their judgment on such matters if (i) the proposal is received outside of the timeframe outlined above or (ii) the Company receives timely notice of such proposal and advises its shareholders in its 2005 Proxy Statement about the nature of the matter and how management intends to vote.

BY ORDER OF THE BOARD OF DIRECTORS

T. Allen McConnell, Secretary

April 15, 2004

Denver, Colorado

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

MATRIX BANCORP, INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

Purpose

The role of the Audit Committee is to oversee the internal controls, accounting and financial reporting processes of the Company and the audits of financial statements of the Company.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Composition

Independence

The Audit Committee shall consist of three or more members of the Board of Directors (the “Board”), each of whom is determined by the Board to be “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules of the Nasdaq Stock Market and the rules and regulations of the SEC.

Financial Expertise

All members of the Audit Committee must be able to read and understand financial statements at the time of their appointment. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Appointment and Removal

The members of the Audit Committee shall be appointed by the Board upon the recommendation of the Nomination and Governance Committee and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

Chairperson

Unless a Chairperson is elected by the full Board upon recommendation of the Nomination and Governance Committee, the members of the Audit Committee shall designate a Chairperson by the majority vote of the full Audit Committee membership. The Chairperson will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Audit Committee.

Meetings

The Audit Committee shall meet as often as it determines but no less than once per quarter, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee should meet regularly with each of management, the principal internal auditor of the Company and the outside auditing firm in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or its chairperson should meet with the independent auditors and management quarterly to review the Company’s financial statements.

Relationship with Independent Accountants

The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the outside auditing firm. In this regard, the Audit Committee shall have the sole authority to (A) appoint and retain, (B) determine the funding for, and (C) when appropriate, terminate, the outside auditing firm. The outside auditing firm shall report directly to the Audit Committee. The Audit Committee will be responsible for resolving any disputes between the independent accountants and the Company’s management.

Relationship with Internal Auditors

The Audit Committee shall review the organizational structure, qualifications, and proposed audit plans of the internal auditing department for the coming year, and the coordination of such plans with the independent auditors. The Audit Committee shall periodically review progress reports on the proposed internal audit plans, with explanations for any deviations from the original plans. In addition, the Audit Committee shall review the internal reports prepared by the internal auditing department with management’s response. The Committee shall also review appointments, performance and replacements of senior internal auditors.

Duties and Responsibilities

To fulfill its responsibilities and duties the Audit Committee shall:

A.	Financial Reporting Processes and Documents/Reports Review

1. Review and discuss with the outside auditing firm: (A) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, (B) any audit problems or difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm’s activities or on access to requested information, and any significant disagreements with management and management’s response to such audit problems or difficulties, and (C) any reports of the outside auditing firm with respect to interim periods.

2. Review and discuss with management and the outside auditing firm the annual audited and quarterly unaudited financial statements of the Company, including (A) analyses of management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and the quality of earnings, (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies that may be regarded as critical, and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

4. Periodically review and discuss the adequacy of the Company’s internal controls, including computerized information systems and security, any significant deficiencies in internal controls (and any special audit steps adopted in light of material control deficiencies), and significant changes in such controls.

5. Periodically review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

6. Review disclosures made to the Audit Committee by the Company’s Co-Chief Executive Officers and Chief Financial Officer during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7. Review and discuss with management and the outside auditors the effect of regulatory and accounting initiatives, as well as any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

8. Review and discuss with the independent auditors their report regarding (A) all critical accounting policies and practices to be used, (B) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (C) other material written communications between the outside auditing firm and Company management, including a schedule of unadjusted differences.

9. Review with financial management and the independent accountants the Company’s filings with the SEC prior to their filing or prior to the release of earnings reports. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

10. Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

11. Discuss and review earnings press releases, including the type and presentation of information to be included in earnings press releases, in particular the use of “pro forma” or “adjusted” non-GAAP information.

12. Discuss and review financial information and earnings guidance provided to analysts and rating agencies.

13. Discuss policies with respect to risk assessment and risk management.

B.	Independent Accountants

1. Approve in advance all audit, review or attest engagements required under the securities laws to be provided by the outside auditing firm, including fees and terms.

2. Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require preapproval by the Audit Committee (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

3. The authority to grant preapproval of audit and non-audit services may be delegated to one or more designated members of the audit committee who are independent directors. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

4. Review, at least annually, a report by the outside auditor describing (A) the firm’s internal quality-control procedures, (B) any material issues raised by the most recent internal quality-control review, or peer review, or PCAOB review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the firm, and any steps taken to address any such issues, and (C) all relationships between the independent auditor and the Company and the Company’s management.

5. In connection with the report review described in the previous paragraph, review and evaluate the lead partner of the outside auditor and present to the Board the Audit Committee’s conclusions with respect to the qualifications and performance of the outside auditing firm.

6. Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review the report by the outside auditing firm describing any relationships between the outside auditing firm and the Company referred to in paragraph four above or any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor; discuss with the outside auditing firm any disclosed relationship or services that may impact the objectivity and independence of the auditor; and present to the Board the Audit Committee’s conclusions with respect to the independence of the outside auditing firm.

7. Ensure rotation of the audit partners as required by law and consider further whether, to assure continuing auditor independence, there should be a regular rotation of the outside audit firm itself.

8. Establish policies for the hiring of employees and former employees of the outside auditing firm.

C.	Outside Advisors.

The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.

D.	Ethical and Legal Compliance

1. Establish, review and update periodically, and monitor compliance with, a code of business ethics and conduct that applies to the Company’s employees and directors, and ensure that management has established a system to enforce the code of ethics. The code must be publicly available and waivers for executive officers and directors granted and disclosed in accordance with applicable law.

2. Review and approve, if the duty is not delegated to a comparable body of the Board, all related party transactions in accordance with the regulations of Nasdaq.

3. Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

5. Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Reports and Performance Review

The Audit Committee shall report its actions and any recommendations to the Board after each Audit Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Audit Committee. The Audit Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the outside auditor.

Disclosure of Charter

This Charter will be made available in accordance with applicable rules and regulations.

Adopted by Resolution of the Board of Directors

March 12, 2004

PROXY

MATRIX BANCORP, INC.

700 17th Street, Suite 2100

Denver, Colorado 80202

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints David W. Kloos, D. Mark Spencer, and T. Allen McConnell, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of Matrix Bancorp, Inc. (the “Company”), held of record by the undersigned on April 1, 2004, at the Annual Meeting of Shareholders of the Company to be held on May 14, 2004, and any adjournment(s) or postponement(s) thereof.

1.	PROPOSAL TO ELECT AS DIRECTORS OF THE COMPANY THE FOLLOWING PERSONS TO HOLD OFFICE UNTIL THE 2007 ANNUAL ELECTION OF DIRECTORS BY SHAREHOLDERS OR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

☐ FOR all nominees listed (except as marked below to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed

D. Mark Spencer	David A. Frank

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

Withhold:

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE 2004 FISCAL YEAR.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(To Be Dated And Signed On Reverse Side)

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, IN FAVOR OF PROPOSAL 2, AND THE PERSONS NAMED ON THE FRONT OF THIS PROXY WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 3.

Dated: , 2004

Signature

Signature If held jointly

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.